ARTICLES OF INCORPORATION
                              OF
             BELL, SILVER MINING & MILLING CORPORATION

          KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, have this day voluntarily associated ourselves for the purpose of forming a corporation under the laws of the State of Idaho, and we do hereby certify:

                                     I.
          That the corporate name of this organization shall be BELL SILVER MINING AND MILLING CORPORATION.

                                    II.
          That the purposes and objects for which said corporation is formed, is as follows;

          1.   To form a private profit-making corporation.

          2. To purchase, locate, lease, or otherwise, acquire, mines, mining claims, mining rights and lands and any interest therein, and explore, work, exercise, process, develop, and turn to account the same; to quarry, mine, smelt, refine, dress, amalgamate, and prepare for market, ore metal and mineral substances of all kinds and to carry on any other operations or business which may seem necessary, convenient, or incidental to any of the objects of the company; to buy, sell, manufacture, and deal in minerals, plants, machinery, implements, conveniences, provisions, and things capable of being used in connection with the mining or other operations of this corporation or required by workmen and others employed by the company;
      to construct, carry out, maintain, improve, manage, work, control, and superintend, any roads, ways, railways, bridges, reservoirs, watercourses, aqueducts, wharves, furnaces, mills, crushing works, hydraulic works, factories, warehouses and other works and conveniences which may seem necessary., convenient, or incidental to any object of the company and to contribute to subsidize, or otherwise aid or take part in any such operations.

           3. To organize or cause to be organized under the laws of the State of Idaho, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

           4. To buy, sell, exchange, encumber, lease or transfer, or carry on any transaction with or concerning real and personal property which will forward the mining operation.

           5. To erect any structure, structures, or buildings necessary to carry forward the purposed above set-forth.

           6. To hire and retain workmen, laborers or any other employees necessary for the carrying out of the proposed mining operation.

           7. To issue certificates of stock in the proposed corporation, which will be transferable upon the approval of the Board of Directors.

           8. To enter into any financial arrangements that may be necessary to effect the above purposes, including but not limited to the public sale of stock, floating of debentures, borrowing of monies, purchase of other corporations stock, purchase of public and private debentures and such other transactions as may appear convenient and necessary.

                                    III
          The duration of this corporation shall be perpetual.

                                    IV.
       The location and post office address of the corporation's registered office in this State shall be at Kellogg, Idaho.

                                     V.
       The total number of authorized shares of this corporation shall be Ten Million (10,000,000), non-assessable; all shares shall be on one class, common stock with a par value of ten (10Cent) cents per share, aggregating a dollar value capitalization of $1,000,000.00. All shares shall be non-assessable.

                                    VI.
       The corporate Board of Directors shall consist of not more than five (5) nor less than three (3) stockholders) to be elected by the stockholders at their organizational meeting and thereafter at the annual stockholders meeting. The first directors of this corporation shall serve one (1) year, and until their successors are elected and qualified, unless replaced earlier.

                                    VII.
       The names and post office addresses of each of the
      incorporators together with the subscribed shares of
      corporate stock of each are as follows:
      Ronald Fuller, Pritchard, Idaho                   1000 shares
      Donald D. Wilch,328 W. 8th, Spokane, Washington 1000 shares Paul Narkin, Rt. 1, Box 329, Hayden Lake, Idaho 1000 shares

                                    VII.
           This corporation may acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities., and other evidence of indebtedness of any domestic or foreign corporation, public, quasi public, or private, including the right to deal in its own stock, authority to make, alter or repeal the by-laws of the corporation; to fix the amount to be preserved as or for working capital or for any other proper purpose; to fund such reserve or reserves, and to abolish any such reserve or reserves, fund or funds; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation; all corporate authority to so act shall be vested in the Board of Directors subject to the power of the shareholders to change or repeal such by-laws (Provided, However, that the Board of Directors shall not make or alter any by-laws fixing their number, qualification and term of office.)

          IN TESTIMONY WHEREOF, The undersigned incorporators, each of whom is a person of full age, have hereunto subscribed these articles this 9th day of October 1968, at Kellogg, Idaho,

                                        _____________________________
                                        Ronald Fuller



                                        _____________________________
                                        Donald D. Wilch



                                        _____________________________
                                        Paul Narkin
      STATE    OF  IDAHO)
                        )ss.
      County of Shoshone)

          On this 9th Day of October 1968, before me, a Notary
      Public in and for the State of Idaho, personally appeared
      RONALD FULLER, DONALD D. WILCH and PAUL NARKIN, know to me to be the persons whose signatures are affixed to the foregoing
      Articles of Incorporation, and acknowledged to me that they executed the same as their free act and deed, and each of the said persons did depose on oath before me that he is of full age.


                                        Notary Public in and
                                        for the State of
                                        Idaho,. Residing at
                                        Kellogg, Idaho.
                                        My commission expires



          AFFIDAVIT AS TO NON-PRODUCTIVE STATUS OF MINING COMPANY

          WE, THE UNDERSIGNED, being all of the incorporators of BELL SILVER MINING AND MILLING CORPORATION, Kellogg, Idaho, upon first being sworn, do jointly, and each of us, depose and state that said BELL SILVER MINING AND MILLING CORPORATION is now a NON-PRODUCTIVE joining company according to the applicable statutes of the State of Idaho.

                              INCORPORATORS OF-BELL SILVER
                              MINING AND MILLING CORPORATION


                              ____________________________
                              Ronald Fuller

                              ____________________________
                              Donald D. Wilch

                              ____________________________
                              Paul Narkin


      STATE OF IDAHO     )
                         )
      County of Shoshone )

          On this 9th day of October, 1968, before me, a Notary Public in and for the State of Idaho, personally appeared RONALD FULLER, DONALD D. WILCH, and PAUL NARKIN, known to me to be the persons whose signatures are affixed to the foregoing Affidavit, and acknowledged to me that they executed the same as their free act and deed, and each of the said persons did depose on oath before me that he is of full age.

                                        Notary Public in and
                                        for the State of Idaho,
                                        Residing at Kellogg, Idaho.
                                        My commission expires
          (S E A L)




                        CERTIFICATE OF AMENDMENTS OF
                         ARTICLES OF INCORPORATION
                              BY INCORPORATORS

          KNOW ALL MEN BY THESE PRESENTS: That We, the undersigned, constituting at least two-thirds of the incorporators of the BELL SILVER MINING & MILLING
      CORPORATION, do hereby certify as follows:

          That BELL SILVER MINING & MILLING CORPORATION is a corporation duly organized and existing under and by virtue of the laws of the State of Idaho; that the Articles of Incorporation of said Corporation were filed in the office of the Secretary of State on the 10th day of October, 1968.

          That the undersigned constitute at least two-thirds of the incorporators, to-wit: 2 of Incorporators out of 3 of Incorporators.

          That said Corporation has issued no shares and has accepted no subscription therefor since the filing of its Articles of Incorporation with the Secretary of State.

          That the signers hereof hereby adopt the following amendments to the Articles of Incorporation, that is to say, by amending Paragraph I, so that it shall, as amended, read as follows, to-wit:

          That the corporate name of this organization shall be SILVER STRIKE MINING CO., INC.; and,

          That is to say, by amending Paragraph V, so that it shall, as amended, read as follows, to-wit:

          The total number of authorized shares of this corporation shall be Five Million (5,000,000), non-assessable; all shall be of one class, common stock with a par value of ten (10Cent) cents per share, aggregating a dollar value capitalization of $500,000.00. All shares shall be non-assessable.

          IN WITNESS WHEREOF, the undersigned have executed this certificate this 26th day of February, 1969.

                                             ________________________
                                             Ronald Fuller




                                             _________________________
                                             Donald D. Wilch
       STATE   OF   IDAHO)
                         :ss.
      County of Shoshone )

          RONALD FULLER and DONALD D. WILCH, Being first duly sworn, each for himself, deposes and says: That he is one of the Incorporators of the Corporation mentioned in the foregoing certificate; that he has read said certificate and that the statements therein made are true of his own knowledge.

                                             _______________________
                                             Ronald Fuller



                                             _______________________
                                             Donald D. Wilch

          SUBSCRIBED and sworn to before me this 26th day of February, 1969.

                                        Notary Public in and
                                        for the State of Idaho,
                                        Residing at Kellogg, Idaho.
                                        My commission expires

                        CERTIFICATE OF AMENDMENTS OF
                         ARTICLES OF INCORPORATION

         KNOW ALL MEN BY THESE PRESENTS: That at a meeting of shareholders of Silver Strike Mining Co., Inc., held on November 22, 1972, at 4 McKinley Avenue, Kellogg, Idaho, for the purpose of considering change of the name of said corporation into RAKO CORPORATION, more than two-thirds of the shareholders of Silver Strike Mining Co., Inc., either in person or by proxy voted in favor of said change of name, specifically of the 1,600,000 shares of Silver Strike Mining Co., Inc., outstanding, 1,495,893 voted in favor of name change and 7,100 voted against said name change, and from date hereof, the corporate name of this said corporation shall be RAKO CORPORATION.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 15th day of May, 1973.

                                   SILVER STRIKE MINING CO., INC.

                                   _____________________________
      ATTEST:                           President
      ______________________
      Secretary

      STATE OF Idaho    )
                        ss.
      County of Shoshone)

          On this 15th day of May, 1973, before me, the undersigned Notary Public in and for the State of Washington, personally appeared the President and Secretary respectively of SILVER STRIKE MINING CO.,
      INC., an Idaho corporation, known to me to be the persons whose signatures are affixed to the within instrument and acknowledged to me that they executed the same on behalf of said Corporation.

          IN WITNESS WHEREOF, I have set my hand and affixed my official seal the day and year in this certificate first above appearing.


                            Notary Public for State of Idaho
                            Residing at Wallace, Idaho





                        CERTIFICATE OF AMENDMENTS OF
                         ARTICLES OF INCORPORATION
                                   BY THE
                    BOARD OF DIRECTORS AND SHAREHOLDERS

          Pursuant to Resolution passed by the Board of Directors of RAKO Corporation, a special meeting of shareholders convened at Kellogg, Idaho_, on October 26, 1973, at 7:00 P.M., said meeting having been duly and regularly called.
      That at said meeting more than a majority of the issued and outstanding stock of said Corporation were present in person or by proxy. That the purpose of which said meeting was called was to amend the Articles of Incorporation of RAKO Corporation, an Idaho Corporation.

          At said meeting the following Resolution was
          submitted to
          the stockholders for their vote, said Resolution
          being as follows,   to-wit:

        "WHEREAS, it is desired to amend Paragraph Numbered II of Articles of Incorporation of the RAKO Corporation to provide specifically that the company is authorized to enter into and engage in businesses unrelating to mining.

        NOW, THEREFORE, BE IT RESOLVED, that Paragraph
        Numbered II of Articles of Incorporation of RAKO
        Corporation is deleted and the following is adopted in lieu thereof:

        The Corporation is formed for the following purposes:

        (1) To engage in and carry on the business of mining, milling, concentrating, smelting, treating of, preparing for market any and all metals, minerals, including elements and compounds not now known, but which may hereafter be discovered or developed, also gold, silver, copper, lead, brass, iron, steel and all kinds of ore,.metals and minerals, and to locate mining claims, acquire, own, rent, lease and deal in mines, minerals and mineral lands of every kind, and description, including mill sites, water rights, timber lands and timber claims and real estate of any and all kinds.

        (2) To purchase, to receive by way of gift, subscribe for, invest in, and in all other ways acquire import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, guarantee, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge I deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal or mixed, tangible or intangible, wherever situated and however held including, but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper and other obligations and evidences of interest in or indebtedness of any person, firm or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including, but not limited to, mineral, oil, gas and water rights, all or any part of any business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

          (3)  To-hire and employ agents, servants and
               employees, and to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, trustee, factor or otherwise, either along or in company with others.

          (4) To promote or aid in any manner, financially or otherwise, any person, firm, association or corporation, and to guarantee contracts and other obligations.

          (5) To let concessions to others to do any of the things that this corporation is empowered to do, and to enter into, make, perform and carry out, contracts and arrangements of every kind and character with any person, firm, association or corporation, or any government or authority or subdivision or agency thereof.

          (6) To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this corporation, and to do all things specified in Chapter 1 of Title 30, I.C. and to have and to exercise all powers conferred by the laws of the State of Idaho on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations or corporations, and in any part of the world.

               The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers."

          That upon the aforesaid Resolution being put to vote, it was found that stockholders having a two-third (2/3) majority of the issued and outstanding stock of the corporation voted in favor of said Resolution.

          The Secretary's Report showed the vote was 1,090,000
      shares in favor of said Resolution. There are 1,600,000 shares of issued and outstanding stock of said Corporation.

          IN WITNESS WHEREOF, said RAKO CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by its proper officers duly authorized on this 26th day of October, 1973.


                                        ______________________________
                                        President
      ATTEST:

      ________________________
      Secretary

      STATE OF IDAHO    )
                      :ss.
      County of Shoshone)

          On this 26th day of October, 1973, before me, the undersigned Notary Public in and for the State of Idaho, personally appeared the President and Secretary respectively of RAKO CORPORATION, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same on behalf of the said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above appearing.


                             _____________________________
                             Notary Public for State of Idaho
                             Residing at Wallace, Idaho
                             My Commission expires 4/15/77






                           ARTICLES OF AMENDMENT
                                  TO THE
                         ARTICLES OF INCORPORATION
                                     OF
                              RAKO CORPORATION

          Pursuant to the provisions of the Idaho Code, the following amendments to the Articles of Incorporation of Rako Corporation, an Idaho corporation (the "Corporation"), were adopted by the shareholders of the Corporation on May 9, 1996, in the manner prescribed by the Idaho Code.

          FIRST:    Article I of the Articles of Incorporation
      is hereby amended to read as follows:

                                     "I
               The name of the Corporation shall be Spencer
          Entertainment, Inc."
          SECOND:   Article II of the Articles of
          Incorporation is hereby amended to read as follows:

                                    "II
               The purpose of this Corporation shall be to engage in any lawful act or activity for which a corporation may be organized under the Idaho
          Business Corporation Act."

          THIRD:    Article V of the Articles of Incorporation
      is hereby amended read as follows:

                                     "V
               The aggregate number of shares of all classes of capital stock that this corporation shall have authority to issue is 70,000,000 non-assessable shares, 50,000,000 of which shall be of a class designated as common stock (the "Common Stock") with a par value of One Tenth of a Cent ($0.001) per share, and 20,000,000 shares of which shall be of a class designated as preferred stock (the "Preferred Stock") with a par value of One Tenth of a Cent ($0.001) per share. The Preferred Stock shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of the Company shall establish the specific rights, preferences, privileges and restrictions of such Preferred Stock, or any series thereof. Cumulative voting shall not prevail in any election by the stockholders of this corporation. No stockholder shall have any preemptive rights to acquire the corporation's unissued shares and any and all such existing preemptive rights shall be extinguished.

          The number of shares of the Corporation outstanding at the time of adoption of the above amendments was 1,537,564, and the number of shares entitled to vote thereon was 1,537,564. As to each of the amendments set forth above, the number of shares consenting and voting For each such amendment was 1,257,635, and the number of shares voting Against each such amendment was -0-.

          Also approved at the meeting was the proposal to effect a one share for three shares reverse stock split of the shares of the Company's common stock issued and outstanding at the time of the meeting. As a result of the reverse stock split and amendment to Article V changing the capitalization from 100,000,000 shares of $.005 par value common stock to 50,000,000 shares of $.001 par value common stock, the stated capital of the corporation was reduced by $7,175 to $513.



          DATED this 9th day of May, 1996.




                                             KEN MONTEE, President





                                             RAY MONTEE, Secretary


                              ACKNOWLEDGEMENT

      STATE OF ______________)
                             :ss
      COUNTY OF _____________)

          THE UNDERSIGNED, the President and Secretary respectively of Rako Corporation, a corporation organized and existing under the laws of the State of Idaho, do hereby certify that at a Special Meeting of Shareholders of said Corporation properly called on May 9, 1996, the foregoing Amendment to the Articles of Incorporation for said Corporation was duly adopted and authorized by more than fifty percent (50%) of the issued and outstanding shares of said Corporation, which shares were properly represented and voted at said Meeting. Also that said Meeting was held pursuant to a resolution of the Board of Directors setting forth the amendments and directing that it be submitted to a vote at the Meeting, and that written notice of said Special Meeting setting forth the proposed amendments was given by first class mail to each shareholder of record entitled to vote thereon at least twenty (20) days prior to the holding of the Meeting. The Undersigned further certify that the foregoing Amendment correctly sets forth the amendments adopted by the shareholders and correctly states the date of adoption thereof, the number of shares outstanding, the number of shares voted for and the number of shares voted against each such amendment.


                                        _____________________________
                                        KEN MONTEE, President



                                        _____________________________
                                        RAY MONTEE, Secretary

      SUBSCRIBED AND SWORN to before me this ____ day of
      _________, 1996.
                         ______________________________
                         NOTARY PUBLIC
                         Residing at:__________________
      My Commission Expires:
      ______________________






                           ARTICLES OF AMENDMENT
                                   TO THE
                        ARTICLES OF INCORPORATION OF
                        SPENCER ENTERTAINMENT, INC.

          Pursuant to the provisions of the Idaho Code, the following amendment to the Articles of Incorporation of Spencer Entertainment, Inc., an Idaho corporation (the "Corporation"), were adopted by the shareholders of the Corporation on March 17, 1998, in the manner prescribed by the Idaho Code.

             FIRST: Article I of the Articles of Incorporation
               is hereby amended to read as follows:

                                     "I
          The name of the Corporation shall be Rako Corporation."

          The number of shares of the Corporation outstanding at the time of adoption of the above amendment was 512,515 and the number of shares entitles to vote thereon was 512,515. As to each of the amendment set forth above, the number of shares consenting and voting FOR the amendment was 436,701 and the number of shares voting AGAINST the amendment was -O-.

          Also approved at the meeting was the proposal to effect it two (2) shares-for-one (1) share FORWARD stock split. As a result of the forward stock split, the stated capital of the corporation increased from $513 to $1,026.

      DATED this 30 day of March, 1998.

                                        __________________________
                                        Ken Montee, President








                        CERTIFICATE OF AMENDMENT TO
                        ARTICLES OF INCORPORATION OF
                              RAKO CORPORATION

        THE UNDERSIGNED President of Rako Corporation., an Idaho Corporation. pursuant to the provisions of Section 30-1-61 of the Idaho Business Corporation Act, for the purpose of amending the Articles of Incorporation of said Corporation, hereby certifies as follows:

        That the shareholders of said Corporation at its Special Meeting in Lieu of Annual Meeting of
      Shareholders duly convened and held on the 25th day of March 1996, adopted resolutions to amend the Articles of Incorporation of the Corporation as follows:

        (1)  Article V shall be amended to read as follows".

                                 "Article V
        The total number of authorized shares of this corporation shall be one hundred million (100,000,000) non-assessable; all shares shall be one class, common stock, with a par value of one-half cent ($.005) per share, aggregating a dollar value capitalization of $500,000. All shares shall be non-assessable."

        The foregoing amendments to the Articles of Incorporation were duly adopted by- the shareholders of the Corporation on the 25th day of March, 1996.

        At the date of the Meeting of Shareholders, the number of shares of the Corporation's common stock outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation was one million five-hundred thirty-seven thousand, five hundred and sixty-four (1,537,564). A total of 1,261,560 shares voted FOR amendment (1) (representing approximately 82% of the issued and outstanding shares of the Corporation) and 13,750 shares voted AGAINST amendment (1) (representing approximately .008% of the issued and outstanding shares of the Corporation).

          This amendment to the Articles of Incorporation to change the authorization and par value did not result in any change in the Company's capitalization as it remains at $500,000.

                DATED this 4th day of  April, 1996.
          The undersigned President of the Corporation hereby declare that the foregoing Certificate of Amendment to the Articles of Incorporation is true and correct to the best of their knowledge and belief.



                                          KEN MONTEE, President
                                          Rako Corporation


      STATE OF IDAHO)
                    ) ss.
      COUNTY OF ADA )

           On this 4th day of April, 1996, before me. the undersigned, a Notary Public, in and for said State, personally appeared KEN MONTEE who first being duly sworn did each hereby affirm that he is the President of Rako Corporation, an Idaho Corporation, and that he did execute the foregoing Amendment to the Articles of Incorporation on behalf of said Corporation and that such instrument was executed pursuant to a resolution of the Board of Directors and ratified by more than 50% margin of the issued and outstanding shares of the Corporation's common stock.



                            NOTARY PUBLIC

      Residing at: Boise
      My Commission Expires: 10/14/99








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